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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: June 29, 1999


                                 ShoLodge, Inc.
             (Exact name of registrant as specified in its charter)


                                    Tennessee
                         (State or other jurisdiction of
                         incorporation or organization)

          0-19840                                         62-1015641
  (Commission File Number)                     (I.R.S. Employer Identification
                                                            Number)

                              130 Maple Drive North
                               Hendersonville, TN
                    (Address of principal executive offices)

                                      37075
                                    (Zip Code)

                                  615-264-8000
                         (Registrant's telephone number)



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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

On June 29, 1999, the Company completed a sale/leaseback transaction under which it sold the real property relating to six Sumner Suites hotels for a total sales price of $65.0 million and simultaneously executed an amendment to its existing long-term lease under which it will continue to operate the hotels. The lease amendment calls for an additional annual rent payment of $7.3 million. Beginning in 2001, additional rent will be payable at 8% of each hotel's revenue in excess of the 2000 (base) year. The lease is for an initial term of 12 years with ten, five-year renewal options. The lessor retains a security deposit of $7.3 million to be held until the end of the lease term.

The $65.0 million gross proceeds of the transaction have been applied to (1) reduce debt by $27.5 million by paying off the Company's revolving bank credit facility and furniture, fixture and equipment loans on two of the properties sold, (2) pay fees and expenses of this transaction in an amount of $601,000,
(3) pay rent for the 13 days ending July 11, 1999, in the amount of $260,000,
(4) fund the required security deposit of $7.3 million, and (5) invest in temporary short-term securities in the amount of $28.8 million until needed for general corporate purposes.

The effect of this transaction on a pro forma basis, had it occurred as of the beginning of the year ended December 27, 1998, would be to increase rent expense by approximately $7.3 million, decrease depreciation and amortization expense by approximately $2.0 million, and decrease net interest expense by approximately $5.6 million.

The pro forma effect on the first quarter ended April 18, 1999, would be to increase rent expense by approximately $2.3 million, decrease depreciation and amortization expense by approximately $600,000, and decrease net interest expense by approximately $1.7 million.

On a pro forma basis as of April 18, 1999, the Company's cash would increase by $29.1 million, cash deposits on sale/leasebacks would increase by $7.3 million, restricted cash would increase by $194,000, net property and equipment would decrease by $53.8 million, net other assets would decrease by $313,000, deferred gain on sale/leasebacks would increase by approximately $10.0 million, short-term debt would decrease by $25.5 million, and long-term debt would decrease by $2.0 million.


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


          (b)  Proforma condensed financial statements

                 See narrative description in Item 2 above.

          (c)  Exhibits:

          10.1. Purchase and Sale Agreement by and between ShoLodge, Inc.
and certain of its Affiliates, as Sellers, and HPT Suite Properties Trust, as Purchaser, dated June 29, 1999.

          10.2 Agreement to Lease between HPT Suite Properties Trust and Suite Tenant, Inc. dated June 29, 1999.

          10.3 Second Amendment to Lease Agreement and First Amendment to Incidental Documents entered into between Hospitality Properties Trust, HPT Suite Properties Trust, ShoLodge, Inc., and Suite Tenant, Inc., dated June 29, 1999.



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                                   Signatures


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         SHOLODGE, INC.

Date: July 13, 1999                      By: /s/ Bob Marlowe
                                             Bob Marlowe
                                             Secretary-Treasurer
                                             Chief Accounting Officer